UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Histogen Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36003	20-3183915
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10655 Sorrento Valley Road, Suite 200, San Diego CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 526-3100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	HSTO	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 3, 2023, Histogen Inc. (the “Company”) entered into an Exclusive License Agreement (the “Agreement”) with Johns Hopkins University (“Johns Hopkins”), pursuant to which Johns Hopkins granted the Company an exclusive license to certain intellectual property associated with the use of emricasan for the treatment of disease in humans resulting from viral or bacterial infections (including but not limited to, MRSA, VRSA, and SARS-CoV-2). In exchange, the Company agreed to pay Johns Hopkins an upfront license fee, reimbursement of certain patent costs, milestones, and royalties. The Agreement contains customary provisions on, among other things, termination, indemnification and patent prosecution and maintenance of the licensed intellectual property portfolio.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which will be filed with the Company’s next Quarterly Report on Form 10-Q.

Item 8.01.	Other Events.

On April 3, 2023, the Company issued a press release announcing the transaction with Johns Hopkins. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibits
99.1	Press Release, dated April 3, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Histogen Inc.

Date: April 3, 2023	By:	/s/ Susan A. Knudson
Name: Susan A. Knudson
Title: Executive Vice President, Chief Operations Officer & Chief Financial Officer